UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 15, 2016

OHA INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00672	20-1371499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas, 27th Floor, New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

(212) 852-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert W. Long resigned as President and Chief Executive Officer of the Company and the Board of Directors of OHA Investment Corporation (the “Company”) appointed Steven Wayne as President and Chief Executive Officer of the Company effective January 15, 2016. Mr. Wayne succeeds Mr. Robert W. Long, who is departing the Company to accept a new role.

Mr. Wayne serves as a Managing Director and Portfolio Manager of Oak Hill Advisors L.P. (“OHA”), the Company’s external investment manager. Since joining OHA in 2006, he has been a senior member of OHA’s investment team and helped to lead the firm’s middle market private lending activities as well as serving on the investment committee for OHAI. Mr. Wayne’s experience includes investing in a broad range of industries and providing financing solutions across the spectrum of borrower needs. Mr. Wayne was instrumental in originating and effecting the transaction whereby OHA became the external manager of OHAI in September 2014.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated January 15, 2016.

             The information in this current report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHA INVESTMENT CORPORATION

Date: January 15, 2016	By:	/s/ Cory E. Gilbert
Name: Cory E. Gilbert
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

EXHIBIT 99.1	Press Release dated January 15, 2016